Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2019, relating to our audit of the consolidated financial statements Red River Bancshares, Inc. (the “Registrant”), appearing in the prospectus that was filed with the Securities and Exchange Commission on May 3, 2019, pursuant to Rule 424(b)(4) under the Securities Act of 1933, relating to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-230798).

/s/ Postlethwaite & Netterville
Baton Rouge, Louisiana
June 27, 2019